UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2003

(Date of Report)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington 98119-4007
(Address of principal executive offices) (Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.           Other Events

On March 11, 2003, NeoRx Corporation announced that it has applied to The Nasdaq Stock Market, Inc. to transfer the listing of its Common Stock from The Nasdaq National Market to The Nasdaq SmallCap Market.  The Company expects to receive Nasdaq’s approval decision within the next ten days and will maintain its current National Market status pending approval of the transfer application.  See press release attached as Exhibit 99.1.

NeoRx Corporation also announced on March 11, 2002, the appointment of Jack L. Bowman as Executive Chairman of the Company.  See press release attached hereto as Exhibit 99.2.

Item 7.	Exhibits

99.1	Press release dated March 11, 2003

99.2	Press release dated March 11, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated: March 11, 2003	By	/s/ MELINDA G. KILE
Melinda G. Kile
V-P, Finance